EXHIBIT 16.1
FOR IMMEDIATE RELEASE
Contact:  Josh C. Anders (281) 974-9442

June 9, 2017
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Adams Resources & Energy, Inc.’s Form 8-K dated June 9, 2017, and have the following comments:

1.	We agree with the statements made in the first through fourth paragraphs.

2.	We have no basis on which to agree or disagree with the statements made in the fifth paragraph.
Yours truly,

/s/ DELOITTE & TOUCHE LLP